Exhibit 99.1

FOR IMMEDIATE RELEASE

May 13, 2008

HEALTHEXTRAS ANNOUNCES HIRING OF EXECUTIVE VICE PRESIDENT

ROCKVILLE, Md.—(BUSINESS WIRE)—HealthExtras, Inc. (NASDAQ:HLEX), a pharmacy benefit management company, today announced that Darren Sivertsen has been recruited as Executive Vice President and will initially be responsible for the Company’s Government Programs and Clinical Services. Mr. Sivertsen is also expected to contribute to HealthExtras’ business development initiatives.

“As our Company continues to grow, we are expanding our senior management team,” stated David T. Blair, Chief Executive Officer of HealthExtras. “Clearly, Darren’s extensive healthcare experience and background in managed care and government-sponsored programs position him to immediately contribute to the Company’s success.” Mr. Sivertsen was most recently Senior Vice President of Operations for Sierra Health Services and was Chief Operating Officer of their insurance operations. While at Sierra, Mr. Sivertsen was responsible for Medicare Part D and pharmacy benefit management operations. In addition, he has held senior management roles in running HMO operations. Mr. Sivertsen earned a bachelor of science degree in accounting from Brigham Young University and a master’s degree in business administration from the University of Utah. He is a licensed CPA in Nevada.

About HealthExtras (www.healthextras.com)

HealthExtras, Inc. is a full-service pharmacy benefit management company. Its clients include self-insured employers, including state and local governments, third-party administrators, managed care organizations, unions and individuals. The Company’s integrated pharmacy benefit management services marketed under the name Catalyst Rx include: claims processing, benefit design consultation, drug utilization review, formulary management, drug data analysis services and mail order services. Additionally, the Company operates a national retail pharmacy network with over 60,000 participating pharmacies.

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties. Factors that we have identified that might materially affect our results are discussed in our Annual Report on Form 10-K for the year ended December 31, 2007 under “Item 1.A Risk Factors.” Readers are urged to carefully review and consider the various disclosures made in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and uncertainties that may affect our business.

Contact: HealthExtras, Inc.

Michael P. Donovan, 301-548-2900

mdonovan@HealthExtras.com

SOURCE: HealthExtras, Inc.

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